EWM

EWM (Enviro Water Minerals Company, Inc.) is a water technology company that focuses on game changing water solutions. EWM's processes drive affordable water creation using sustainable desalination that recovers all the water and minerals for beneficial use.


EWM
ENVIRO WATER MINERALS

Invest

$99 minimum investment

DEADLINE: April 19, 2024

in 3 months

SHARE PRICE

$1.10

TOTAL RAISED

$117,621

VALUATION

$12,651,762

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

EWM's processes are designed to separate salty waters into clean water and beneficial minerals without creating any waste.

This patented process, which EWM has termed Full Recovery Desalination®, is different from traditional desalination techniques, which create waste and result in more expensive water. The water created by EWM's processes is affordable because the sale of recovered minerals as commodities subsidizes the cost of desalination.

With increasing water demand, we believe EWM's environmentally friendly technology is poised for growth. EWM's technology is applicable globally to seawater desalination, brackish water desalination, produced water, lithium containing brines, mining tailings, agricultural runoff, and other industrial water sources containing salt and minerals.



"Any form of desalination should not only produce clean water, but also monetize the minerals from the water. This not only maximizes profits but supports the circular economy by using the entire resource with no waste."

– Paul Wallace
Co-founder & CTO

PROBLEM

CLEAN WATER IS AN INCREASINGLY SCARCE RESOURCE

According to the United Nations Educational, Scientific and Cultural Organization, approximately **96.5% of the world's water supply is saltwater and is unsuitable for agricultural, municipal, or industrial purposes in its existing form.** Further limiting the water supply is the fact that approximately 70% of freshwater is inaccessible as glaciers and permanent snow cover. Although the global population is growing, the supply of freshwater has not kept pace, exasperating the water scarcity issue.

Globally, desalination has emerged as a breakthrough technology that allows new sources of freshwater to be created by extracting it from seawater and brackish water. However, the cost, significant power consumption, and environmental concerns are key barriers that slow and sometimes prevent adoption of desalination. **EWM's Full Recovery Desalination® technology is designed to overcome these hurdles** by integrating minerals recovery to subsidize the cost, more efficiently utilizing power, and eliminating environmental concerns associated with disposal.

WATER STRESS BY COUNTRY EXPECTED 2040
(WOELD ECONOMIC FORUM)


ratio of withdrawals to supply
Low (< 10%)
Low to medium (10-20%)
Medium to high (20-40%)
High (40-80%)
Extremely high (> 80%)

NOTE: Projections are based on a business-as-usual scenario using SSP2 and RCP8.5.

Source: https://assets.weforum.org/editor/areXeWstMrXRnDcBVdxIKT79mSMMxmKy5qvBgmZHq0g.png

SOLUTION

EWM'S SUSTAINABLE SOLUTION

EWM's technology provides desalination that addresses the growing need without some of the issues encountered by traditional desalination.

Concerns relating to traditional desalination include the cost of the water produced, the energy footprint, and the waste generated by the process. EWM's process is designed to solve these problems. By removing all the minerals from the water and using them in saleable products, the cost of the water produced is significantly reduced – making it affordable. EWM also added renewable energy to be used with its desalination process. The process also results in no waste.

EWM has been granted over 10 U.S. patents and a patent in over 10 other countries. EWM also has additional applications pending in the U.S. and in some countries outside the U.S. and continues to invent new process technology on a continuous basis.

EWM PROCESS BENEFITS

TRADITIONAL DESALINATION

ENVIROMENTAL ISSUES

- Concentrate disposal damages the enviroment and is heavily regulated
- Intake systems for seawater plants often cause entrainment and entrapment issues

EXPENSIVE

- Desalinated water is often expensive new water supply option

INEFFICIENT USE OF WATER

- Seawater plants typically recover 50% of water
- Brackish water plants typically recover 60%-85% of water (depleting aquifers)

ENERGY CONSUMPTION

- High energy users
- Typically consume fossil fuel energy with higher C02 emissions.

EWM ENVIRO WATER MINERALS FULL RECOVERY DESALINATION®

All contaminants recovered (zero liquid discharge)

Avoids disposal issues

Often is cheapest new water supply option available

High Water Recovery (~99%)

Applicable to a variety of industries

High efficient energy and heat integration (supports greenhouse and other cooling loads)

BUSINESS MODEL

EWM LICENSES ITS TECHNOLOGY
(IT DOES NOT OWN OR OPERATE FACILITIES)

EWM is a technology company. It plans to assist in designing a plant based on the EWM technology and license its technology to the plant. EWM's revenue is planned to come from both consulting services and license fees.

EWM plans to assist in the feasibility, pilot, and design of a facility using EWM's technology. At the design stage, EWM requires a license to be purchased. The license is to be an initial payment with ongoing royalties (similar to process technology licensing already done in other industries).

EWM's expected customers include:

- Governments (municipalities, international governments, etc.)
- Industry (those needing clean water or creating wastewater) - including lithium/copper mining companies, hydrogen companies, energy companies, semiconductor companies, etc.

> **According to Global News Wire, Research and Markets has stated that the desalination market is projected to grow from US$19.29 Billion in 2021 to US$32.02 Billion by 2027.**
>
> ---
> *Global News Wire*

MARKET


Global Water Consumption 1900 - 2025
(by region, in billion m3 per year)
World
Europe
North America
South America
Africa
Asia
Australia & Oceania
6.000
5.500
5.000
4.500
4.000
3.500
3.000
2.500
2.000
1.500
1.000
500
0
1900
1940
1950
1960
1970
1980
1990
1995
2000
2010
2025
https://www.wrsc.org/attach_image/global-water-consumption-1900-2025

Global consumption of water has increased over 500 billion m3 since 2010 and is continuing at this pace according to graphs shown by the World Research Simulation Center. The United Nations Environment Programme has said that "[s]eawater desalination can extend water supplies beyond what is available from the hydrological cycle, but innovation in brine management and disposal is required."

We believe EWM's technology is poised to address the global need. With a large market and the ability to make clean water more affordable with the sale of the minerals and to make the clean water without any waste, EWM sees this as a large opportunity to license its process technology to those needing clean water or sustainable minerals.


EXPECTED DESALINATION MARKET GROWTH
(Numbers on the chart sourced from Global News Wire, Research and Markets)
$19.29 Billion
$32.02 Billion
2021
2027

SUCCESS TO DATE

EWM STATUS

EWM's Full Recovery Desalination® process has been through the following:

- **Engineering Studies** – Large outside engineering firms were hired to validate EWM's process.
- **Pilots** – Two successful pilots have been conducted employing EWM's process.
- **Feasibility studies** – Feasibility studies have been performed on brackish water, seawater, and produced water.
- **Plants** – A full-scale commercial plant for brackish water using EWM's technology was built in El Paso, Texas. The plant was based on EWM's process technology. The plant has had issues relating primarily to equipment provided by others and its commissioning has been delayed over multiple years. Due to this, the plant's ownership has changed over the years. Work is still being done at the site toward a new operational plan.

EWM has recently (in 2023) signed three distribution agreements. One with a large multi-million dollar company that works with produced water in the Middle East/North Africa, one with a consulting company that works in Mexico, and one for the Philippines. These agreements have revenue targets that the partners must meet in order for the exclusivity to continue. EWM is hopeful to see revenue from these recent endeavors.

EWM also has recently been requested to submit its technology for a request for proposal for three large mining companies and also is in discussions about a potential project with a multi-billion dollar international conglomerate.

In sum, there is great interest for the use of EWM's technology in various implementations and countries and, based on feedback from these companies, EWM does not know of any other entity that has a zero waste desalination technology.

PRESS

RECOGNITION

EWM has been invited to speak on its technology over 20 times around the world, which gives it the potential to reach many sources. EWM is expected to speak next at the Texas Desal Annual 2023 Conference (September 2023 in El Paso).

EWM has been granted the following awards.


2018
Global Water
Distinction
Award

Global Water's Water / Wastewater Project of the Year Distinction Award


2017
Innovative
Water Supply
Award

Texas Water Development Board's 2017 Innovative Water Supply Award Technology Category

TEAM



Sue Snyder
CEO

Sue is an experienced attorney and business leader. She has a degree in civil and environmental engineering and has over thirty years of experience related to business leadership, legal, environmental, water, contract development, and client interactions. She has worked with some of the leading edge water clients as a partner in one of the U.S. 's leading international law firms. Sue brings insights into practical project development along with environmental understanding from a technical and operational aspect. She has developed new endeavors in over twenty countries and has been instrumental in public-private endeavors, including leading the largest U.S. incentive program for a new facility. She has taught environmental and business law at one of the largest universities and has been a leader in many business and legal organizations.



Paul Wallace
Co-Founder and CTO

Paul co-founded EWM in 2012 and is the inventor of EWM's innovative processes. He has more than 30 years' experience in research, technology innovation, project management, and business development roles. He has over 50 patents to his credit and is one of the main inventors of clean coal gasification, under which large plants were built around the world. He has worked with large and successful process technology firms including GE, Texaco, and Chevron, where he served in a variety of roles including developing and designing energy, water and treatment projects. He has also been a key player for smaller technology companies where his innovative and entrepreneurial capabilities have served him well. His diverse technical background provides him with the unique insight to combine water treatment, chemical production and combined heat and power technologies into a high-efficiency, economically viable, minerals recovery process.



Hubble Hausman

Co-Founder and CFO

Hubble is one of EWM's co-founders and the orchestrator of the Company's business strategy. He brings nearly twenty years of experience in project management, financial analyses, business planning and client and community relationships. He led the establishment of EWM as a company and runs its day-to-day operations. As a former investment banker at Robert W. Baird and Credit Suisse, he worked closely with dozens of successful growth companies across a variety of industries, helping them consummate mergers and acquisitions and raise capital. In addition, Hubble has written approximately 20 business plans during his career as an investment banker and subsequently as an entrepreneur and also has worked with his extended family's limited partnership making and managing private investments.



Craig Pederson

Sr. VP

Craig Pedersen has more than forty years' experience with both public and private sector water providers and communities. He has run a large diversified office for an international engineering, environmental services, and construction company (URS, now AECOM), developed a new water business line for a major region of the U.S., and served as the CEO of a state agency that did state water planning for the state of Texas, which provided financial assistance for water supply and water treatment projects. He is the author of record for three State of Texas water plans (a multi-year effort serving hundreds of communities) and has extensive experience in the water industry.



Samuel K. (Kim) Fletcher

VP Sales and Marketing

Kim has approximately fifty years of chemical market experience and client relationship management with global companies. This experience includes direction of sales teams, customer service groups, R&D teams, transportation and distribution functions, plant-operating groups. His affiliations in the chemical industry include service with Mobil Oil's chemical purchasing group, with Diamond Shamrock Chemical Corp in sales, with SSC in Atlanta, with Pioneer Chlor- Alkali Company,, and with Olin Chlor Alkali Co and Martin Product Sales Co. He is instrumental in performing in-depth market analyses to determine viability for sale of chemical and mineral by-products, as well as partner outreach and relationship development.

USE OF PROCEEDS

If the offering's maximum amount of $999,900 is raised:

Use	Value	% of Proceeds
Marketing	$449,955	45.0%
General & Administrative	$50,995	5.1%
Research & Development	$449,955	45.0%
Intermediary fees	$48,995	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Enviro Water Minerals Company, Inc., doing business as EWM. This offering must raise at least $10,000 by April 19, 2024 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. EWM may issue additional securities to raise up to $999,900, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

12,410,602 shares
× $1.10 per share

$13,651,662 implied valuation

FINANCIALS

EWM's official name is Enviro Water Minerals Company, Inc., so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on September 13, 2023
- Form C/A on September 19, 2023
- Form C/A on November 13, 2023

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn

UPDATES

Nov 14, 2023 • Please come and hear more about EWM tomorrow...

Nov 13, 2023 • Filed Form C/A

Nov 8, 2023 • EWM is excited to share KingsCrowd's EWM...

Oct 19, 2023 • Please join us today for a presentation on EWM...

Sep 27, 2023 • EWM is excited to announce that it was selected...

Sep 19, 2023 • Filed Form C/A

Sep 13, 2023 • Filed Form C

Sep 12, 2023 • Primary offering of 909,000 shares at $1.10

ASK A QUESTION

Proofread your comment before submitting: once it's posted, you can't edit or delete it. For the fastest help with the web site, email help@netcapital.com instead of commenting.

Type your question or comment here

Post

Looking to raise capital?
We can help turn your friends, family and customers into investors.

Learn more

Interested in more investment opportunities?
Browse all offerings currently available.

See more

hello@netcapital.com
+1 (617)-231-9270